SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report: January 5, 2007

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Second Street, Suite #600, Fort Myers, Florida	33901
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(239) 337-3434

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:☐

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Sale of Shares of iPoint-media PLC

On January 5, 2007, NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), completed the sale of 12,875,609 ordinary shares of iPoint-media PLC (“iPoint-media”) for net cash proceeds of $1,574,000. NeoMedia originally invested $1,000,000 cash in exchange for 17% of iPoint’s outstanding shares on September 10, 2004. During September 2006, iPoint completed a reverse takeover of Elm Investments PLC and began trading on the London Stock Exchange.

Cancellation of Dividend

On October 26, 2004, the Company announced that all holders of the Company’s common stock as of November 17, 2004 would be entitled to receive a dividend of one share of iPoint common stock for approximately every 18,000 shares of the Company’s stock held as of November 17, 2004, and that the date of the property dividend payment would be announced, and the distribution made, after the iPoint shares underlying the dividend were covered by an effective registration statement that was to be filed by iPoint with the U.S. Securities and Exchange Commission. iPoint did not obtain an effective registration statement, therefore the Company cannot issue the dividend.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibits - None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2007	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ Charles W. Fritz
	Name:	Charles W. Fritz
	Its:	Charles W. Fritz, Acting Chief Executive Officer